Exhibit 99.2

Capricor Therapeutics Second Quarter 2017 Corporate Update August 10, 2017

Forward - Lookin g Statements Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates ; the initiation, conduct, size, timing and results of discovery efforts and clinical trials ; the pace of enrollment of clinical trials ; plans regarding regulatory filings, future research and clinical trials ; plans regarding current and future collaborative activities and the ownership of commercial rights ; scope, duration, validity and enforceability of intellectual property rights ; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward - looking statements . There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward - looking statements . More information about these and other risks that may impact Capricor's business is set forth in Capricor's Annual Report on Form 10 - K for the year ended December 31 , 2016 , as filed with the Securities and Exchange Commission on March 16 , 2017 , and in its Registration Statement on Form S - 3 , as filed with the Securities and Exchange Commission on September 28 , 2015 , together with prospectus supplements thereto, and in its Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2017 , as filed with the Securities and Exchange Commission on May 15 , 2017 . All forward - looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward - looking statements . 2

CDCs Possess Broad Bioactivity

	Property	References
✓	Regenerative	1,2
✓	Anti-fibrotic	1-4
✓	Anti-apoptotic	3-5
✓	Angiogenic	1,6
✓	Anti-inflammatory	9
✓	Immunomodulatory	9,10

1. Smith et al. Circulation **2007**;*115*:896-908.
2. Makkar et al. Lancet **2012**;*379*:895-904.
3. Tseliou et al. PLoS One **2014**;*9*:e88590.
4. Tseliou et al. Basic Res Cardiol **2014**;*109*:443.
5. Li et al. J Am Coll Cardiol **2012**;*59*:942-53.
6. Chimenti et al. Circ Res **2010**;*106*:971-80.
7. Malliaras et al. Circulation **2012**;*125*:100-12.
8. Malliaras et al. EMBO Mol Med **2013**;*5*:191-209.
9. Aminzadeh et al. Eur Heart J **2015**;*36*:751-62.
10. Lauden et al. Circ Res **2013**;*112*:451-64.

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Retention and Engraftment ( c - Kit) Paracrine (growth factors) Exosomes (RNA, proteins ) Evolution of Capricor’s Science and Clinical Development Elucidation of Mechanism Progression of Clinical Trials  F ibrosis,  A poptosis,  Regeneration  I nflammation,  Oxidative Stress,  Mitochondrial Structure & Function 2006 2017 CADUCEUS DYNAMIC ALLSTAR HOPE - Duchenne RESTORE - DMD 4

DMD Pathophysiology Adapted from Guiraud et al. Curr Opin Pharmacol 2017 ; 34 :36 - 48. Dystrophin deficiency Loss of membrane stability Inflammation Impaired Regeneration Fibrosis Necrosis Muscle Degeneration Oxidative Stress Mitochondrial Dysfunction Muscle Wasting Loss of Function 5

6 0 200 400 600 800 1000 BL 3 4 5 6 7 8 9 10 11 12 WT Mdx+CDC Mdx+Vehicle 30 40 50 60 70 80 90 WT Mdx+CDC Mdx+Vehicle *** * * * * Ejection Fraction (%) # # # # # # # # # Distance (m) Weeks # Injection #2 Injection #1 # p<0.005 vs. Mdx+CDC * p<0.05 vs. Mdx+CDC ; *** p<0.005 vs. Mdx+CDC Ambulatory capacity doubled; the substantial increase in exercise capacity was disproportionate to the improvement in cardiac function (EF increased by <10%) High - Intensity Treadmill E xercise LV ejection fraction markedly improved after treatment either with CDC or CDC - exosomes compared to vehicle - treated mice (p<0.005) Cardiac and Ambulatory Effects of CDCs in mdx Model Adapted from pre - publication manuscript (Aminzadeh et al, http:// biorxiv.org/content/early/2017/04/20/128900 ).

Inflammation Duchenne Muscular D ystrophy CAP - 1002 Oxidative Stress Mitochondrial Dysfunction Apoptosis Fibrosis potential to address a variety of rare pediatric diseases other muscular dystrophies limb - girdle disorders cystic fibrosis CAP - 1002’s Activities in DMD… and Potentially Beyond 7